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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         December 2, 2003
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                              BRE Properties, Inc.
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             (Exact name of registrant as specified in its charter)

          Maryland                      1-14306                  94-1722214
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(State or other jurisdiction        (Commission File           (IRS Employer
     of incorporation)                   Number)            Identification No.)

44 Montgomery Street, 36th floor, San Francisco, California        94104-4809
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(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code        (415) 445-6530
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          (Former name or former address if changed since last report)

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Item 5.   On December 2, 2003,  we announced the issue of a notice of redemption to all holders of record of our outstanding 8 1/2% Series A Cumulative Redeemable Preferred Stock, at a redemption price of $25.17118 per share. The redemption price is equal to the original issuance price of $25.00 per share, plus accrued and unpaid dividends to the redemption date. BRE has previously announced that on December 31, 2003, it will pay a regular quarterly dividend on the Series A Preferred Stock to holders of record on December 15, 2003. The redemption date will be January 29, 2004. From the redemption date forward, dividends on the 2,150,000 shares of Series A Preferred Stock, which are called for redemption, will no longer accrue. Holders of Series A Preferred Stock will have no rights other than the rights to receive the $25.17118 total redemption price, which includes dividends that will accrue through that date.

          Effective third quarter 2003, the Securities & Exchange Commission issued a clarification of EITF Abstract Topic D-42, "The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock." Under this clarification, any remaining issuance costs associated with a to-be redeemed series of preferred stock must be recognized as a preferred dividend charge and recorded as a reduction of earnings in arriving at both net income available to common stockholders and funds from operations (FFO). In connection with the issuance of the Series A Preferred Stock in January 1999, BRE incurred $2.3 million in issuance costs and recorded such costs as a reduction of shareholders' equity. In connection with the redemption, in compliance with EITF D-42, BRE will recognize an additional preferred dividend charge of $2.3 million, or approximately $0.045 per share. BRE will record this charge in fourth quarter 2003.

          The Notice of Redemption and related materials will be mailed on or about December 2, 2003, to holders of record of the Series A Preferred Stock. Questions about the Notice of Redemption and related materials should be directed to the redemption agent: Mellon Investor Services LLC, P.O. Box 3300, South Hackensack, NJ 07606, Attn: Reorganization Department, toll-free telephone number 800.777.3674; or to BRE Properties, Inc., 44 Montgomery Street, 36th Floor, San Francisco, CA 94104, Attn: Investor Relations, telephone number 415.445.6550. Requests for additional copies of the materials should be directed to Mellon Investor Services.

          Forward-Looking Statements

          In addition to historical information, we have made forward-looking statements in this report on Form 8-K. These forward-looking statements pertain to, among other things, the redemption of our Series A Cumulative Redeemable Preferred Stock and our results of operations. Forward-looking statements involve numerous risks and uncertainties. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates," or "anticipates" or in their negative form or other variations, or by discussions of strategy, plans or intentions. Forward-looking statements are based on assumptions, data or methods that may be incorrect or imprecise or incapable of being realized. The following factors, as well as those factors set forth in the section entitled "Risk Factors" contained in our most recent annual report on Form 10-K, as amended, among others, could affect actual results and future events: defaults or non-renewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to successfully integrate acquired properties and operations, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, inability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates. Our success also depends upon economic trends, including interest rates, income tax laws, governmental regulation, legislation, population changes and other factors. Do not rely solely on forward-looking statements, which only reflect management's analysis. We assume no obligation to update forward-looking statements. For more details, please refer to our SEC filings, including our most recent Annual Report on Form 10-K, as amended, and quarterly reports on Form 10-Q.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                          (Registrant)

                      Date: December 2, 2003    By: /s/ Edward F. Lange, Jr.
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